United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 27, 2023

Date of Report (Date of earliest event reported)

NOBLE ROCK ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2023, Noble Rock Acquisition Corp. (the “Registrant”) held an extraordinary general meeting of its shareholders (the “Meeting”), to amend the Registrant’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to extend the date by which the Registrant has to consummate an initial business combination from February 4, 2023 to September 4, 2023 or such earlier date as determined by the board. The Registrant’s shareholders approved the Extension Amendment at the Meeting. The form of the Extension Amendment is filed as Exhibit 3.1 hereto and will be filed with the Cayman Islands Registrar of Companies but is effective upon the approval by shareholders today

The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference. The Registrant’s Amended and Restated Memorandum and Articles of Association will have an effective date of January 27, 2023.

Item 5.07. Submission of Matter to a Vote of Security Holders

At the Meeting, holders of 24,117,283 of the Registrant’s ordinary shares, which represents approximately 80% of the ordinary shares issued and outstanding and entitled to vote as of the record date of December 20, 2022, were represented in person or by proxy.

At the Meeting, the Registrant’s shareholders approved a special resolution for the Extension Proposal, (as described above). While the Registrant had solicited proxies in favor of an adjournment proposal, if needed, as there was sufficient shares present and voting in favor of the Extension Amendment, that proposal was not voted on at the Meeting. The Extension Proposal is described in detail in the Registrant’s definitive proxy statement dated January 6, 2023 and was approved at the Meeting. The voting results for the proposal are as followed:

Proposal 1 – The Extension Proposal.

FOR	AGAINST	ABSTAIN
24,079,217	38,066	0

 Item 8.01. Other Information

In connection with its solicitation of proxies in connection with the Extension Proposal, the Registrant was required to permits its public shareholders to redeems its ordinary shares. Of the 24,150,000 Class A ordinary shares outstanding with redemption rights, the holders of 21,20,830 Class A ordinary shares elected to redeem their shares at a per share redemption price of approximately $10.14. As a result, approximately $215.4 million will be removed from the Registrant’s Trust account (the “Trust Account”) to pay such holders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Name
3.1	Extension Amendment to Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023

NOBLE ROCK ACQUISITION CORP.

By:	/s/ Whitney A. Bower
Name:	Whitney A. Bower
Title:	Chief Executive Officer and Chairman